As filed with the Securities and Exchange Commission on October 21, 2005
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-1572719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Silicon Drive Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

CREE, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Cynthia B. Merrell
Chief Financial Officer and Treasurer
Cree, Inc.
4600 Silicon Drive
Durham, North Carolina 27703
(919) 313-5300
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Adam H. Broome, Esq.
Cree, Inc.
4600 Silicon Drive
Durham, North Carolina 27703
(919) 313-5300

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00125 Par Value	600,000 (1)	$22.06 (2)	$13,236,000 (2)	$1,557.88 (2)
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)

Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 14, 2005.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed by the Registrant to register 600,000 shares of the Common Stock of the Registrant, $0.00125 par value, issuable under the Cree, Inc. 2005 Employee Stock Purchase Plan (the “Plan”). As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 26, 2005, filed on August 18, 2005;

(b)  The Registrant’s Current Reports on Form 8-K filed on August 11, 2005, August 12, 2005, August 22, 2005, October 20, 2005 and October 2Chairman, President and Chief Executive Officer1, 2005;

(c)  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 29, 1993, and any amendments or reports filed for the purpose of updating such description; and

(d)  The description of the rights attached to the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on May 30, 2002, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities being registered by this Registration Statement will be passed upon for the Registrant by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of approximately 3,800 shares of Cree, Inc. Common Stock.

Item 6. Indemnification of Directors and Officers.

North Carolina law permits a corporation to indemnify its directors, officers, employees or agents under either a statutory or non-statutory scheme of indemnification, or both. The statutory scheme includes mandatory, court-ordered and permissive indemnification. North Carolina law requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

North Carolina law also permits a corporation to indemnify any of its directors, officers, employees or agents against liability incurred in any proceeding if he or she: (1) conducted himself or herself in good faith; (2) reasonably believed (a) that any action taken in his or her official capacity with the corporation was in the best interest of the corporation and (b) that in all other cases his or her conduct at least was not opposed to the corporation’s best interest; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the corporation’s board of directors in accordance with the statute. A corporation may not indemnify a director, officer, employee or agent under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, employee or agent was adjudged liable to the corporation or in connection with a proceeding, whether or not involving action in his or her official capacity, in which a director, officer, employee or agent was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from, the indemnification described above under the statutory scheme, North Carolina law permits a corporation, in its articles of incorporation or bylaws, to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interest of the corporation. Accordingly, the Registrant may indemnify its directors, officers, employees and agents in accordance with either the statutory or non-statutory standard, or both.

The Registrant agrees in its bylaws to indemnify to the fullest extent from time to time permitted by law any current or former director or officer of the Registrant or any person serving at the request of the Registrant as an officer, director, agent, partner, trustee, administrator or employee for any other entity who is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Registrant, seeking to hold him or her liable by reason of the fact that he or she is or was acting in such capacity. Such indemnity would not extend to any liability or expense incurred on account of activities that the indemnitee knew or believed to be, at the time taken, clearly in conflict with the best interests of the Registrant. Indemnification under the bylaws may include the obligation to pay any judgment, money decree, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with the proceeding (including attorneys’ fees). The Registrant may also indemnify employees and agents of the Registrant as its Board of Directors deems appropriate.

As permitted by North Carolina law, the Registrant’s articles of incorporation limit the personal liability of a director for monetary damages for breach of his or her duty as a director, provided that such limitation will not apply to: (1) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the Registrant’s best interests; (2) any liability for unlawful distributions under North Carolina law; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date such provision of the articles of incorporation became effective.

Finally, North Carolina law provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such persons. The Registrant currently maintains directors’ and officers’ insurance policies covering its directors and officers.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 21st day of October, 2005.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles M. Swoboda and Cynthia B. Merrell, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles M. Swoboda	Chairman, President, Chief Executive Officer and	October 21, 2005
Charles M. Swoboda	Director (Principal Executive Officer)

/s/ Cynthia B. Merrell	Chief Financial Officer and Treasurer (Principal	October 21, 2005
Cynthia B. Merrell	Financial Officer and Principal Accounting Officer)

/s/ James E. Dykes	Director	October 21, 2005
James E. Dykes

/s/ John W. Palmour, Ph.D.	Director	October 20, 2005
John W. Palmour, Ph.D.

/s/ Robert J. Potter	Director	October 20, 2005
Robert J. Potter, Ph.D.

/s/ Dolph W. von Arx	Director	October 21, 2005
Dolph W. von Arx

/s/ Harvey A. Wagner	Director	October 20, 2005
Harvey A. Wagner

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)